UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 29, 2019

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2019, the Board of Directors (the “Board”) of Epizyme, Inc., a Delaware corporation (the “Company”), elected Grant Bogle to the Board as a Class I Director, with a term expiring at the 2020 annual meeting of stockholders, and Victoria Richon, Ph.D., to the Board as a Class II Director, with a term expiring at the 2021 annual meeting of stockholders, each effective as of September 2, 2019.

On August 29, 2019 Beth Seidenberg, Ph.D. submitted her resignation from the Board, effective September 2, 2019.

Mr. Bogle served as Senior Vice President and Chief Commercial Officer for Tesaro, Inc. (“Tesaro”) from July 2015 to January 2019. Prior to joining Tesaro, Mr. Bogle was Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health (formerly U.S. Oncology). Previously, he was Senior Vice President of Sales and Marketing for Millennium Pharmaceuticals. Mr. Bogle holds an M.B.A. from Columbia University and a B.A. in economics from Dartmouth College.

Dr. Richon has served as President and Chief Executive Officer for Ribon Therapeutics (“Ribon”), a biotechnology company, since November 2015. Prior to joining Ribon, Dr. Richon was Vice President, Global Head of Oncology Research and Translational Medicine at Sanofi Oncology from November 2012 to October 2015. Dr. Richon previously served as Vice President of Biological Sciences for the Company from October 2008 to November 2012. Dr. Richon received her Ph.D. in Biochemistry at the University of Nebraska Medical Center and a B.A. in Chemistry at the University of Vermont.

There are no arrangements or understandings between Mr. Bogle or Dr. Richon and any other person pursuant to which he or she was elected as a director of the Company.

In accordance with the Company’s director compensation program, Mr. Bogle and Dr. Richon will each receive an annual cash retainer of $40,000 for service on the Board, which is payable quarterly in arrears. Under the Company’s director compensation program, each director may elect to receive such retainer in shares of common stock of the Company. In addition, under the Company’s director compensation program, upon their election as a director, Mr. Bogle and Dr. Richon were each granted an option on September 2, 2019 to purchase 37,075 shares of the Company’s common stock at an exercise price per share of $12.54. These options vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the grant date until the fourth anniversary of the grant date and become exercisable in full upon the occurrence of a change in control of the Company. For a full description of the Company’s director compensation program, see Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2019 (File No. 001-35945) filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2019.

Also in connection with Mr. Bogle’s and Dr. Richon’s election to the Board, Mr. Bogle and Dr. Richon will each enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the SEC on April 26, 2013. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Bogle and Dr. Richon for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of the Company’s directors.

A copy of the Company’s press release announcing Mr. Bogle’s and Dr. Richon’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Company on September 4, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: September 4, 2019	By:	/s/ Robert B. Bazemore
Robert B. Bazemore President and Chief Executive Officer